Exhibit 99.1

For more information, contact:
Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
626-799-8090	chris@blueshirtgroup.com
www.cogentsystems.com	rakesh@blueshirtgroup.com

Cogent Systems Announces Record Second Quarter Revenues

Quarterly Revenues Increase 131% Year over Year to $39.4 Million

Non-GAAP Net Income Reaches $0.17 per diluted share

South Pasadena, CA –July 27, 2005 - Cogent Systems (Nasdaq: COGT) today announced financial results for the second quarter ended June 30, 2005.

Second quarter 2005 net revenues were $39.4 million, which is a 10% sequential increase over net revenues of $35.8 million for the immediately preceding first quarter of 2005. Net income on a GAAP basis for the second quarter of 2005 was $14.4 million, or $0.16 per diluted share, which compares to GAAP net income of $10.1 million, or $0.11 per diluted share, for the immediately preceding first quarter of 2005.

Second quarter of 2005 GAAP results include $1.6 million of non-cash charges related to the amortization of stock-based compensation. Excluding the effects of stock-based compensation, non-GAAP net income was $15.7 million, or $0.17 per diluted share, compared to $11.3 million, or $0.12 per diluted share, for the immediately preceding period after excluding the effects of similar items.

“During the second quarter we grew revenues by 131% year over year, announced over $75 million in new contracts and orders and successfully completed our follow-on equity offering,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “Our record quarter was driven by continued strong demand for our AFIS systems and services. During the quarter, we successfully expanded on our business with follow-on orders from existing customers and also diversified our client base with large orders from new customers. Our leading technology enabled us to win a number of important new contracts for border control, voting applications, law enforcement and point of sale applications for the fast growing commercial market. Looking ahead, demand for biometric solutions continues to rise, and we are seeing an increasing number of opportunities.”

“During the quarter, we continued to strengthen our financial position,” commented Paul Kim, Chief Financial Officer of Cogent. “We raised $97 million for the Company through our follow-on equity offering and now have $314 million in cash and investments on our balance sheet which we believe can help us win larger business opportunities.”

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss these results and financial guidance for the full 2005 fiscal year. Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations”

section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run for 2 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11034789. International parties should call 303-590-3000 and enter pass code 11034789.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a leading provider of Automated Fingerprint Identification Systems, or AFIS, and other fingerprint biometric solutions to governments, law enforcement agencies and other organizations worldwide. Cogent’s AFIS solutions enable customers to capture fingerprint images electronically, encode fingerprints into searchable files and accurately compare a set of fingerprints to a database containing potentially millions of fingerprints in seconds.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Cogent’s anticipated revenue growth and growth in sales opportunities in a variety of markets, including future domestic and international growth, and opportunities in the commercial market. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Report on Form 10-Q for the quarter ended March 31, 2005 filed by Cogent with the Securities and Exchange Commission which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; and exposure to intellectual property and product liability claims. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

June 30, 2005 and December 31, 2004

(in thousands)

	Balance at 6/30/2005	Balance at 12/31/2004
ASSETS:

Cash and investments	$314,156	$223,284
Accounts receivable, net	37,518	14,761
Unbilled accounts receivable	1,761	1,308
Inventories	20,049	37,980
Property and equipment, net	7,721	8,478
Deferred income taxes	54,032	14,312
Other assets	2,960	771

Total assets	$438,197	$300,894

LIABILITIES & EQUITY:

Accounts payable and accrued liabilities	$7,507	$10,401
Deferred revenue	31,590	68,429
Total stockholders’ equity	399,100	222,064

Total liabilities & equity	$438,197	$300,894

COGENT, INC.

CONDENSED STATEMENT OF OPERATIONS

Three Months and Six Months Ended June 30, 2005 and 2004

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues:
Product revenues	$35,557	$13,621	$67,337	$26,315
Maintenance and services revenues	3,797	3,441	7,858	6,145

Total revenues	39,354	17,062	75,195	32,460

Cost of revenues:
Cost of product revenues	14,593	3,152	28,431	5,517
Cost of maintenance and services revenues	1,253	907	2,342	1,526
Amortization of deferred stock-based compensation	192	156	387	270

Total cost of revenues	16,038	4,215	31,160	7,313

Gross profit	23,316	12,847	44,035	25,147

Operating expenses:
Research and development	1,783	1,499	3,696	3,159
Selling and marketing	1,584	797	3,110	1,604
General and administrative	1,740	926	3,467	1,744
Amortization of deferred stock-based compensation	1,455	1,995	3,078	6,218

Total operating expenses	6,562	5,217	13,351	12,725

Operating income	16,754	7,630	30,684	12,422
Interest income	1,570	54	2,958	90
Other, net	112	362	396	362

Income before income taxes	18,436	8,046	34,038	12,874
Income tax provision	3,988	337	9,525	648

Net income	$14,448	$7,709	$24,513	$12,226

Net income per share:
Basic	$0.17	$0.13	$0.29	$0.20
Diluted	$0.16	$0.11	$0.27	$0.18
Number of shares used in per share computations:
Basic	86,129	60,000	84,057	60,000
Diluted	92,279	69,262	92,069	68,884

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended June 30, 2005 and March 31, 2005

(in thousands, except per share data)

	Three months ended June 30, 2005	Three months ended March 31, 2005
Earnings for per share calculations
GAAP Net Income	$14,448	$10,065
GAAP Income tax provision	3,988	5,537
Amortization of deferred stock-based compensation	1,647	1,818
Tax effect (1)	(4,418)	(6,097)

Non-GAAP Net income	$15,665	$11,323

Earnings per share
GAAP Diluted EPS	$0.16	$0.11
GAAP Income tax provision	0.04	0.06
Amortization of deferred stock-based compensation	0.02	0.02
Tax effect (1)	(0.05)	(0.07)

Non-GAAP Diluted EPS	$0.17	$0.12

(1)	Tax rate at 22% for the three months ended June 30, 2005 and 35% for three months ended March 31, 2005.